UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2005

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 17, 2005, the Board of Directors of MoneyGram International, Inc. ("MGI") approved the following:

· Amendment to 2004 Omnibus Incentive Plan. In order to allow for greater flexibility in the granting of equity compensation to directors, the provision in the MoneyGram International, Inc. 2004 Omnibus Incentive Plan (the "2004 Omnibus Plan") that provided for a fixed annual option grant to directors to purchase 5,000 shares of MGI stock was amended to provide for an annual award of options to purchase "up to" 5,000 shares of MGI stock. A copy of the 2004 Omnibus Plan, as amended, is attached as Exhibit 99.1.

· Amendment to Management Incentive Plan. The MoneyGram International, Inc. Management Incentive Plan (the "MIP") was amended (1) to be used in conjunction with the 2004 Omnibus Plan, as well as the MGI 2005 Omnibus Incentive Plan, a plan approved by the Board on February 17, 2005 subject to stockholder approval; (2) to change the name from "Management Incentive Plan" to "Management and Line of Business Incentive Plan" to reflect that participants are compensated according to targets set for specific lines of business; (3) to align the terms and terminology in MIP with current company practices, including the identification of job titles and positions utilized within the company; and (4) to reflect approved percentages of salary that may be awarded to participants. A copy of the MIP, as amended, is attached as Exhibit 99.2.

· Adoption of Performance Unit Incentive Plan. The MoneyGram International, Inc. Performance Unit Incentive Plan (the "PUP") was adopted to provide cash awards to participants based on the achievement of long-range financial targets. Under the PUP, awards in the form of units are made to participants based on long-term compensation targets that take into consideration market factors and internal equity. Depending on the achievement of performance targets during the performance period, which may range from two to five years, participants may receive 0% to 200% of the units which are then distributed in cash based on the price of MGI stock prior to payout. Awards under the PUP, and the distribution of cash payments upon achievement of targets, are recommended by the Chief Executive Officer for final approval by the Human Resources Committee of the Board. A copy of the PUP is attached as Exhibit 99.3.

· Compensation for Non-Management Directors. Upon recommendation by the Corporate Governance and Nominating Committee of the Board, the Board amended the compensation of non-management directors to include an annual grant of stock options and restricted stock. A summary of the compensation to non-management directors for service on the Board and committees of the Board is attached as Exhibit 99.4.

On February 16, 2005, the Human Resources Committee of the Board approved amendments to the following forms of agreements under the 2004 Omnibus Plan:

· Form of MoneyGram International, Inc. 2004 Omnibus Incentive Plan Restricted Stock Agreement, a copy of which, as amended, is attached as Exhibit 99.5; and

· Form of MoneyGram International, Inc. 2004 Omnibus Incentive Plan Non-Qualified Stock Option Agreement, a copy of which, as amended, is attached as Exhibit 99.6.

In addition, the Human Resources Committee approved the following forms of agreements under the 2004 Omnibus Plan for the award of stock options and restricted stock to directors:

· Form of MoneyGram International, Inc. 2004 Omnibus Incentive Plan Non-Qualified Stock Option Agreement for Directors, a copy of which is attached as Exhibit 99.7; and

· Form of MoneyGram International, Inc. 2004 Omnibus Incentive Plan Restricted Stock Agreement for Directors, a copy of which is attached as Exhibit 99.8.

Item 8.01. Other Events.

On February 17, 2005, MGI issued a press release announcing the declaration of a quarterly dividend. A copy of the press release is attached as Exhibit 99.9.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

February 23, 2005	By:	Teresa H. Johnson

Name: Teresa H. Johnson
Title: Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	MoneyGram International, Inc. 2004 Omnibus Incentive Plan, as amended February 17, 2005
99.2	MoneyGram International, Inc. Management and Line of Business Incentive Plan, as amended on February 17, 2005
99.3	MoneyGram International, Inc. Performance Unit Incentive Plan.
99.4	Description of MoneyGram International, Inc. Compensation for Non-Management Members of Board of Directors and of Board Committees.
99.5	Form of MoneyGram International, Inc. 2004 Omnibus Incentive Plan Restricted Stock Agreement, as amended February 16, 2005.
99.6	Form of MoneyGram International, Inc. 2004 Omnibus Incentive Plan Non-Qualified Stock Option Agreement, as amended February 16, 2005.
99.7	Form of MoneyGram International, Inc. 2004 Omnibus Incentive Plan Non-Qualified Stock Option Agreement for Directors.
99.8	Form of MoneyGram International, Inc. 2004 Omnibus Incentive Plan Restricted Stock Agreement for Directors.
99.9	Press Release dated February 17, 2005